                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12


                           STRATEGIC DIAGNOSTICS INC.
-----------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


 -----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ / No fee required
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:


       ----------------------------------------------------------------------
    2) Aggregate number of securities to which transaction applies:


       ----------------------------------------------------------------------
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


       ----------------------------------------------------------------------
    4) Proposed maximum aggregate value of transaction:


       ----------------------------------------------------------------------

    5) Total fee paid:


       ----------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    ___________________________________________________________________________
    2) Form, Schedule or Registration Statement No.:

    ___________________________________________________________________________
    3) Filing Party:

    ___________________________________________________________________________
    4) Date Filed:

    ___________________________________________________________________________

                           STRATEGIC DIAGNOSTICS INC.

                               111 Pencader Drive
                             Newark, Delaware 19702

--------------------------------------------------------------------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                     TO BE HELD ON TUESDAY, APRIL 28, 1998

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Meeting") of Strategic Diagnostics Inc. (the "Company") will be held at the Christiana Hilton, 100 Continental Drive, Newark, Delaware 19713, on Tuesday, April 28, 1998 at 10:00 a.m. for the following purposes:

          1. To elect three Class II directors of the Company to serve for a two-year term until the 2000 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified; and

          2. To consider and act upon any other matters which may properly be brought before the Meeting and at any adjournments or postponements thereof.

     Any action may be taken on the foregoing matters at the Meeting on the date specified above, or on any date or dates to which, by original or later adjournment, the Meeting may be adjourned, or to which the Meeting may be postponed.

     The Board of Directors has fixed the close of business on March 12, 1998 as the record date for determining the stockholders entitled to notice of and to vote at the Meeting and at any adjournments or postponements thereof. Only stockholders of record of the Company's Common Stock and Series A Preferred Stock at the close of business on that date will be entitled to notice of and to vote at the Meeting and at any adjournments or postponements thereof.

     You are requested to fill in and sign the enclosed form of proxy which is being solicited by the Board of Directors and to mail it promptly in the enclosed postage-prepaid envelope. Any proxy may be revoked by delivery of a later dated proxy. Stockholders of record who attend the Meeting may vote in person, even if they have previously delivered a signed proxy.

                                   BY ORDER OF THE BOARD OF DIRECTORS,



                                   /s/ Martha C. Reider
                                   -----------------------------------
                                   Martha C. Reider
                                   Secretary

Newark, Delaware
March 31, 1998




WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE POSTAGE-PREPAID ENVELOPE PROVIDED. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

                           STRATEGIC DIAGNOSTICS INC.

                               111 Pencader Drive
                             Newark, Delaware 19702

--------------------------------------------------------------------------------
                                PROXY STATEMENT
--------------------------------------------------------------------------------


     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of Strategic Diagnostics Inc. (the "Company") for use at the Annual Meeting of Stockholders of the Company to be held on Tuesday, April 28, 1998, and at any adjournments or postponements thereof (the "Meeting"). At the Meeting, stockholders will be asked to vote upon the election of three Class II directors of the Company and to act upon any other matters properly brought before them.

     This Proxy Statement and the accompanying Notice of Annual Meeting and Proxy Card are first being sent to stockholders on or about March 31, 1998. The Board has fixed the close of business on March 12, 1998 as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting (the "Record Date"). Only stockholders of record of the Company's Common Stock and Series A Preferred Stock (collectively, the "Stock") at the close of business on the Record Date will be entitled to notice of and to vote at the Meeting. As of the Record Date, there were 13,180,058 shares of Common Stock and 2,164,362 shares of Series A Preferred Stock outstanding and entitled to vote at the Meeting. Holders of the Stock outstanding as of the close of business on the Record Date will be entitled to one vote for each share held by them.

     The presence, in person or by proxy, of holders of at least a majority of the total number of outstanding shares of the Stock entitled to vote is necessary to constitute a quorum for the transaction of business at the Meeting. Abstentions and broker non-votes are each included in the number of shares present at the Meeting for purposes of establishing a quorum. The affirmative vote of the holders of a plurality of the shares of the Stock present or represented at the Meeting is required for the election of Class II directors and thus, abstentions and broker non-votes have no effect on the outcome of the election of directors.

     Stockholders of the Company are requested to complete, sign, date and promptly return the accompanying Proxy Card in the enclosed postage-prepaid envelope. Shares represented by a properly executed proxy received prior to the vote at the Meeting and not revoked will be voted at the Meeting as directed on the proxy. If a properly executed proxy is submitted and no instructions are given, the proxy will be voted FOR the election of the three nominees for Class II directors of the Company named in this Proxy Statement. It is not anticipated that any matters other than those set forth in this Proxy Statement will be presented at the Meeting. If other matters are presented, proxies will be voted in accordance with the discretion of the proxy holders.

     A stockholder of record as of the Record Date may revoke a proxy at any time before it has been exercised by filing a written revocation with the Secretary of the Company at the address of the Company set forth above; by filing a duly executed proxy bearing a later date; or by appearing in person and voting by ballot at the Meeting. Any stockholder of record as of the Record Date attending the Meeting may vote in person whether or not a proxy has been previously given, but the presence (without further action) of a stockholder at the Meeting will not constitute revocation of a previously given proxy.

            STOCK OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

     The following table presents, as of March 12, 1998, information as to (i) the persons or entities known to the Company to be beneficial owners of more than 5% of the Company's Common Stock and the Series A Preferred Stock, each as a class, on March 12, 1998, (ii) each director, (iii) each of the named officers appearing in the Summary Compensation Table under "Executive Compensation" below, and (iv) all directors and officers of the Company as a group, based on representations of officers and directors of the Company and filings received by the Company on Schedule 13G under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). As of such date, the Company had 13,180,058 shares of Common Stock issued and outstanding and 2,164,362 shares of Series A Preferred Stock issued and outstanding. The number of shares and the percentage beneficially owned by the persons or entities named in the table and by all officers and directors as a group is presented in accordance with Rule 13d-3 of the Exchange Act and includes, in addition to shares issued and outstanding, unissued shares which are subject to issuance upon exercise of options or warrants within 60 days of March 12, 1998. The address of the individual beneficial owners is in care of the Company at its address listed on the first page of this Proxy Statement.

                                                       No. of Shares            Percent of
                                                  Beneficially Owned(1)            Class
                                             ---------------------------   -------------------------
                                                               Series A                     Series A
Name and Address of Beneficial Owner         Common            Preferred         Common     Preferred
------------------------------------         ------            ---------         ------     ---------
Palo Alto Investors, Inc.
   431 Florence Street, Suite 200
   Palo Alto, California 94302               2,265,780                --           17.2%        --
The Perkin-Elmer Corporation
   761 Main Avenue
   Norwalk, Connecticut 06859                1,308,724                --            9.9%        --
DSV Partners IV
   221 Nassau Street
   Princeton, New Jersey 08542(4)              182,157           1,082,181          1.4%       50.0%
Edison Venture Fund II, L.P.
   997 Lenox Drive #3
   Lawrenceville, New Jersey 08648(4)          156,500             907,636          1.2%       41.9%
Edison Venture Fund II-PA, L.P.
   997 Lenox Drive #3
   Lawrenceville, New Jersey 08648(4)           30,095             174,545          8.1%
Grover C. Wrenn                                454,000(8)             --            3.4%        --
Richard C. Birkmeyer                         1,971,906(9)             --           14.8%        --
Richard J. Defieux(10)                         201,595           1,082,181          1.5%       50.0%
Robert E. Finnigan                              56,600(11)            --            *            --
Stephen 0. Jaeger                            1,324,924(12)            --           10.0%         --
Kathleen E. Lamb                               569,931(13)            --            4.3%         --
Curtis Lee Smith                                41,000(14)            --                         --
Anne F. Cavanaugh                              604,827(15)            --            4.6%         --
Arthur A. Koch, Jr                              25,000(14)            --                         --
Martha C. Reider                               541,470(15)            --            4.1%         --
James W. Stave                                 104,907(14)            --                         --
AU Officers and Directors
as a group (II persons)(10)                  5,896,160(16)       1,082,181         42.2%       50.0%


----------------------
*   Represents less than 1%.

(1) Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the securities shown to be owned by such stockholder. The inclusion herein of securities listed as beneficially owned does not constitute an admission of beneficial ownership.

(2) Ownership of these shares was reported to the Company on Schedule 13G dated February 12, 1998.

(3) Ownership of these shares was reported to the Company on Schedule 13D dated January 9, 1997.

(4) Ownership of these shares was reported to the Company on Schedule 13D dated January 9, 1997. Shares of Series A Preferred Stock are convertible into an equal number of shares of Common Stock.

(5)  Includes 156,358 shares underlying exercisable warrants.

(6)  Includes 131,140 shares underlying exercisable warrants.

(7)  Includes 25,218 shares underlying exercisable warrants.

(8)  Includes 200,000 shares of Common Stock underlying exercisable options.

(9)  Includes 100,661 shares underlying exercisable options.

(10) Shares of Common Stock represent shares owned and 171,358 shares of Common Stock underlying exercisable warrants and options. Of such amount, 15,000 shares of Common Stock underlie exercisable options owned by Mr. Defieux individually. Mr. Defieux is a General Partner of Edison Partners II, L.P., the General Partner of Edison Venture Fund II, L.P. and Edison Venture Fund II-PA, L.P. Mr. Defieux shares voting and investment powers with the other general partners of Edison Partners II, L.P. with respect to the shares owned by such funds. Mr. Defieux disclaims beneficial ownership of shares held by such funds except as to his proportionate partnership interest therein. Shares of Series A Preferred Stock are convertible into an equal number of shares of Common Stock.

(11) Includes 51,000 shares subject to exercisable options and 5,600 shares owned jointly with Dr. Finnigan's wife.

(12) Includes 1,308,724 shares held by The Perkin-Elmer Corporation ("Perkin-Elmer") and 15,000 shares subject to exercisable options. Mr. Jaeger, the Perkin-Elmer designee to the Company's Board of Directors, is the Executive Vice President, Chief Financial Officer and a director of Clinical Communications Group Inc. and has agreed to advise Perkin-Elmer on matters concerning the Company, including matters requiring a vote of the shares. Accordingly, Mr. Jaeger is deemed to share voting and dispositive control, and therefore to have beneficial ownership of the Company's Common Stock held by Perkin-Elmer. Mr. Jaeger disclaims beneficial ownership of the shares owned by Perkin-Elmer.

(13) Ms. Lamb is the Vice President of Finance of EM Science, Inc., a division of EM Industries, Inc. As such, she is deemed to share voting and dispositive control, and therefore to have beneficial ownership of the Company's Common Stock held by EM Industries, Inc. Ms. Lamb owns exercisable options to purchase 15,000 shares of Common Stock. Ms. Lamb disclaims beneficial ownership of the shares held by EM Industries, Inc.

(14) Consists of shares underlying exercisable options.

(15) Includes 30,362 shares underlying exercisable options.

(16) Includes 628,292 shares subject to exercisable options, 5,600 shares owned jointly by Dr. Finnigan and his wife and 156,358 shares underlying exercisable warrants.

                        ELECTION OF A CLASS OF DIRECTORS

     The Company is the entity resulting from the merger (the "Merger") of EnSys Environmental Products, Inc. ("EnSys"), and Strategic Diagnostics Inc., a privately held company ("SDI"), which occurred on December 30, 1996 pursuant to an Agreement and Plan of Merger between such parties (the "Merger Agreement"). EnSys was the surviving entity and changed its name to Strategic Diagnostics Inc. Upon consummation of the Merger, Mr. Birkmeyer and the other officers of SDI became officers of the Company and Mr. Wrenn became its Chairman. The Company's Fourth Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") which was effective concurrently with the consummation of the Merger on December 30, 1996, provides that the Board will consist of seven members, three initially selected by EnSys (Messrs. Wrenn, Finnigan and Smith), three initially selected by SDI (Messrs. Birkmeyer and Defieux and Ms. Lamb) and the remaining member (Mr. Jaeger) initially selected by Perkin-Elmer. The Merger Agreement and the Company's By-Laws require the Company to nominate the Class II directors identified below for election at the Meeting. The Board is divided into two classes of directors with each director serving a two-year term. Each year only one class of directors is subject to a stockholder vote. Three Class II directors will be elected each to a two-year term at the Meeting. The members of Class I are Grover C. Wrenn, Richard C. Birkmeyer, Kathleen E. Lamb and Curtis Lee Smith, Jr.; and of Class II are Richard J. Defieux, Robert E. Finnigan and Stephen O. Jaeger. The Class I members of the Board are not standing for election and their terms expire in 1999. Richard J. Defieux, Robert E. Finnigan, Ph.D. and Stephen O. Jaeger are the Class II nominees for election to the Board at the Meeting. Such nominees if elected, will hold office until the annual meeting in 2000 and until their successor is duly elected and qualified. The affirmative vote of a plurality of the shares of the Stock present or represented at the Meeting and entitled to vote is required for the election of the Class II Directors. Unless otherwise instructed, the persons named in the accompanying proxy will vote "FOR" the election of Richard J. Defieux, Robert E. Finnigan and Stephen O. Jaeger as Class II Directors. The following table sets forth the name, age and principal occupation of each director, including the nominees, and the year in which he or she became a director.

                                                                                      Director
Name And Principal Occupation                                              Age         Since
-----------------------------------------------------------------------------------------------

Grover C. Wrenn                                                             55          1992
Chairman of the Board; Previously Chief Executive Officer of EnSys

Richard C. Birkmeyer                                                        44          1996
President and Chief Executive Officer of the Company

Richard J. Defieux(1)                                                       46          1996
General Partner of Edison Partners, L.P.

Robert E. Finnigan, Ph.D.(1)                                                70          1991
Consultant

Kathleen E. Lamb                                                            52          1996
Vice President of Finance of EM Science, Inc.

Curtis Lee Smith, Jr                                                        70          1991
Chief Executive Officer of New Horizons Worldwide, Inc.

Stephen O. Jaeger(1)                                                        53          1996
Executive Vice President and Chief Financial Officer
Clinical Communications Group Inc.

----------
(1) A nominee for election to the Board of Directors.

                            BACKGROUND OF DIRECTORS

     Grover C. Wrenn, age 55, has served as Chairman of the Board since December 1996. Mr. Wrenn has served as Chairman, President and Chief Executive Officer of Better Health Network, a privately-held communications and marketing firm, since November 1996. Prior thereto, Mr. Wrenn served as President and Chief Executive Officer of EnSys from April 1995. Prior to being appointed its President and CEO, Mr. Wrenn had served as a director of EnSys since 1992. From 1993 until February 1995, Mr. Wrenn served as President, Chief Executive Officer and a director of Applied Bioscience International, Inc. Mr. Wrenn is a director of Laidlaw Environmental Services, Inc., a publicly-held provider of hazardous and industrial waste management services to industry and government. Mr. Wrenn is also a director of Pharmakinetics Laboratories, Inc., a publicly-held contract research organization. Mr. Wrenn also serves as Chairman of the Board of Trustees of Eckerd College, a director of the University of North Carolina Public Health Foundation, and a director of the Environmental Law Institute.

     Richard C. Birkmeyer, age 44, cofounded SDI in 1990 and served as its President and Chief Executive Officer and as a director since inception. On December 30, 1996, Mr. Birkmeyer was appointed a director of the Company and became its president and Chief Executive Officer. Prior to founding SDI, Mr. Birkmeyer was employed by E.I. duPont de Nemours from 1983 to 1990, where he had most recently served as a product manager. Mr. Birkmeyer received a Ph.D. in Biochemistry/Immunology from the State University of New York at Binghamton and his B.S. in Biology from the State University of New York at Plattsburgh. In addition, Mr. Birkmeyer completed post-doctoral research in immunogenetics at Iowa State University.

     Richard J. Defieux, age 46, served as a director of SDI since 1993 and was appointed as a director of the Company on December 30, 1996. Mr. Defieux is a General Partner of Edison Partners, L.P., which is the general partner of Edison Venture Fund, L.P., a private venture capital fund. Since 1990, Mr. Defieux has also been a general partner of Edison Partners II, L.P., which is the general partner of Edison Venture Fund II, L.P., and Edison Venture Fund II-PA, L.P., and since 1994, a general partner of Edison Partners III, L.P., which is the general partner of Edison Venture Fund III, L.P. Prior to joining Edison in 1987, Mr. Defieux was a General Partner of Princeton/Montrose Partners, a venture capital firm. Mr. Defieux has been a director of Liberty Technologies, Inc., since 1987. Mr. Defieux received his B.A. and M.A. degrees in Geology from Boston University and his M.B.A. from Columbia University.

     Robert E. Finnigan, age 70, has served as a director of EnSys since 1991. Dr. Finnigan was a member of the Scientific Advisory Board of EnSys and is a consultant to several analytical instrument manufacturers. From 1967 to 1990, Dr. Finnigan served in various executive roles and as a director at Finnigan Corporation, an analytical instrument manufacturer. He is a director of ThermoSpectra Corporation, a publicly owned subsidiary of Thermo Instrument Systems, Inc. and is an advisor to Hambrecht & Quist's Environmental Technology Fund.

     Kathleen E. Lamb, age 52, served as a director of SDI since 1996 and was appointed as a director of the Company on December 30, 1996. Since 1991, Ms. Lamb has been Vice President of Finance of EM Science, Inc. and, from May 1996 through 1997, served as General Manager of OEM Marketing for EM Science, Inc., a division of EM Industries, Inc. which is an affiliate of Merck KGaA, Darmstadt, Germany. Prior to joining EM Science, Inc., Ms. Lamb was the Vice President of Finance for EM Diagnostics Systems. She is also a member of the Board of Directors of M.E. Gordon & Associates and has taught finance courses at Rowan College in New Jersey. Ms. Lamb received her B.S. in Accounting and M.B.A from Drexel University.

     Curtis Lee Smith, Jr., age 70, has served as a director of EnSys since 1991. Mr. Smith served as Chairman of the Board and Chief Executive Officer of Handex Corp., an environmental consulting and remediation company, from 1986 to 1996. He is now Chairman of the Board and Chief Executive Officer of New Horizons Worldwide, Inc., an owner and franchisor of computer training centers.

     Stephen O. Jaeger, age 53, served as a director of SDI since August 1996 and was appointed as a director of the Company on December 30, 1996. Mr. Jaeger has been Executive Vice President and Chief Financial Officer of Clinical Communications Group Inc., a privately-held provider of outsourced educational marketing services to the pharmaceutical industry, since January 1998. Prior thereto Mr. Jaeger had been Vice President and Chief Financial Officer of Perkin-Elmer since 1995, and since 1996 had also been its Treasurer. From 1987 to 1995, Mr. Jaeger was employed by Houghton Mifflin and Company, most recently as Executive Vice President, Chief Financial Officer and Treasurer, and served on its board of directors. Mr. Jaeger is also a director of Inso Corporation.

Compensation of Directors

     Directors are entitled to receive compensation for their services as determined by a majority of the Board. However, directors that are employees, and who receive compensation for their services as such, are not entitled to receive any compensation for their services as a director of the Company. Board members are entitled to reimbursement for travel related expenses incurred in attending meetings of the Board and its committees. On May 20, 1997, pursuant to the Company's 1995 Stock Option Plan, each non-employee director except the Chairman of the Board received a non-qualified stock option to purchase 45,000 shares of Common Stock at an exercise price of $1.875 per share. The Company entered into an agreement as of December 30, 1996, (the "New Agreement") with Mr. Wrenn in his capacity as Chairman of the Board which, except as to certain enumerated provisions, terminated a previous employment agreement of April 11, 1995 between him and EnSys. The New Agreement provides for minimum annual compensation of $80,000, and participation in the Company's employee benefit plans and practices, including contributions to a 401(k) account and certain insurance benefits. To the extent that Mr. Wrenn is called upon to render services to the Company in excess of eight days per month, he will be entitled to proportional additional compensation based on an annualized rate of $200,000 which, together with his minimum compensation, will not exceed $200,000 per year. Mr. Wrenn's compensation is subject to annual increases as determined by the Compensation Committee of the Board. Additionally, pursuant to the New Agreement, Mr. Wrenn received a stock option grant for 100,000 shares of Common Stock with an exercise price of $2.00 per share, which vests at a rate of twenty-five percent on the date of grant and twenty-five percent on each subsequent annual anniversary of the grant date. Under the surviving provisions of his previous employment agreement, Mr. Wrenn received his previous salary and certain other benefits for the one year period ending December 31, 1997.

Meetings of The Board Of Directors and Committees

     The board of directors of the Company held five meetings during the fiscal year ended December 31, 1997. Each of the directors attended at least 75% of the aggregate of the total number of meetings of the board of directors of the Company and of the committees of which he or she was a member which were held during the period he or she was a director or committee member. The Audit Committee of the Company's board of directors held three meetings in 1997. The members of the Audit Committee were Mr. Jaeger, Ms. Lamb and Mr. Smith. The Audit Committee recommends outside accountants, reviews the results and scope of the annual audit and the services provided by the Company's independent auditors and the recommendations of the auditors with respect to the accounting systems and controls. The Compensation Committee of the Company's board of directors met once in 1997. The members of the Compensation Committee were Mr. Wrenn, Mr. Defieux and Dr. Finnigan. The Compensation Committee reviews and approves salaries for all corporate officers, reviews and approves all incentive and special compensation plans and programs, including stock options and related longer term incentive compensation programs, reviews and approves management succession planning, conducts special competitive studies, retains compensation consultants as necessary and appropriate, and recommends appropriate programs and action on any of the above matters to the Board. The Board selects nominees for election as directors of the Company. The Board will consider a nominee for election to the Board recommended by a stockholder of record if such recommendation is timely, in accordance with, and is accompanied by the information required by, the Company's By-Laws. The Company does not maintain a standing nominating committee.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's executive officers and directors to file initial reports of ownership and reports of change of ownership with the Securities and Exchange Commission (the "SEC"). The Company has a program to assist its officers and directors in complying with the filing requirements of Section 16(a). Executive officers and directors are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based on a review of the copies of such forms furnished to the Company and other information gathered by the Company, the Company believes that during the preceding year the executive officers and directors then subject to
Section 16(a) complied with all Section 16(a) filing requirements.

EXECUTIVE COMPENSATION

     Summary Compensation Table. The following table sets forth certain compensation information for each of the last three fiscal years with respect to
(i) the Company's Chief Executive Officer and (ii) each of the Company's four other most highly compensated officers based on salary and bonus paid during 1997.

                           SUMMARY COMPENSATION TABLE

                                                                                                                 All
                                                                                              Long-Term         Other
                                                          Annual Compensation                Compensation   Compensation
                                                          -------------------                ------------   ------------

                                                                                              Securities
                                                                                              Underlying
 Name and Principal Position            Year          Salary($)              Bonus($)         Options(#)       Amount($)
 ---------------------------            ----          ---------              --------         ----------       ---------
    Grover C. Wrenn (1)                 1997            80,000                 --                --             170,123
Chairman, Previous President            1996           157,500              117,688           100,000            14,834
     and CEO of EnSys                   1995           107,917(2)              --             150,000              --

   Richard C. Birkmeyer (3)             1997           164,000               64,500              --              10,150
      President & CEO                   1996              --                   --             100,000              --

   Arthur A. Koch, Jr. (4)              1997           124,100               43,500           100,000             2,250
   Vice President and CFO               1996              --

   Anne F. Cavanaugh (5)                1997           103,350               25,000            60,000             8,478
       Vice President,                  1996              --
   Corporate Development

    Martha C. Reider (6)                1997           101,200               20,000            60,000             8,433
Vice President, Manufacturing           1996

   James W. Stave, Ph.D. (7)            1997            99,600               20,000            60,000             8,381
        Vice President,                 1996              --
   Research & Development


(1) Effective December 30, 1996, Mr. Wrenn resigned as President and Chief Executive Officer and was appointed Chairman. All Other Compensation consists of $4,750 in Company contributions to Mr. Wrenn's 401(k) account; and $7,873 in premium payments on a long term disability policy and $157,500 attributable to a severance payment, both in accordance with Mr. Wrenn's prior employment agreement paid in 1997.

(2) Mr. Wrenn's employment as President and Chief Executive Officer of EnSys commenced on April 11, 1995.

(3) Mr. Birkmeyer's employment as President and Chief Executive Officer of the Company commenced on December 30, 1996. All other compensation consists of $4,750 in Company contributions to Mr. Birkmeyer's 401(k) account and $5,400 for an automobile allowance.

(4) Mr. Koch's employment commenced April 14, 1997. All other compensation consists of an automobile allowance.

(5) Ms. Cavanaugh's employment with the Company commenced upon consummation of the merger on December 30, 1996. Prior thereto Ms. Cavanaugh held a similar position at SDI where she had been employed since the company's founding in 1990. All other compensation consists of $5,400 for an automobile allowance and $3,078 in Company contributions to Ms. Cavanaugh's 401(k) account.

(6) Ms. Reider's employment with the Company commenced upon consummation of the merger on December 30, 1996. Prior thereto Ms. Reider held a similar position at SDI where she had been employed since the company's founding in 1990. All other compensation consists of $5,400 for an automobile allowance and $3,033 in Company contributions to Ms. Reider's 401(k) account.

(7) Dr. Stave's employment with the Company commenced upon consummation of the merger on December 30, 1996. Prior thereto Dr. Stave held a similar position at SDI where he had been employed since 1991. All other compensation consists of $5,400 for an automobile allowance and $2,981 in Company contributions to Dr. Stave's 401(k) account.

     Option Grants and Exercises in Fiscal Year 1997. The following tables summarize option grants and exercises during 1997 to or by the officers named in the Summary Compensation Table. In accordance with SEC rules, also shown are the hypothetical gains or "option spreads," on a pre-tax basis, that would exist for the respective options. These gains are based on assumed rate of annual compound stock appreciation of 5% and 10% from the date the options were granted over the full option term.

                          OPTION GRANTS IN FISCAL YEAR 1997


                                                                                                     Potential Realizable Value
                                       Individual Grants Under the Company's                         at Assumed Annual Rates of
                                   Amended and Restated 1995 Stock Option Plan                         Stock Price Appreciation
                            ------------------------------------------------------------         -----------------------------------
                             Number of            Percent of
                             Securities         Total Options
                             Underlying           Granted to         Exercise                         5% for            10% for
                              Options           Employees in         Price per     Expiration         Option             Option
Name                          Granted          Fiscal Year (%)         Share         Date             Term ($)          Term ($)
--------------------         ----------       ----------------      -----------   ------------        ---------         --------

Arthur A. Koch, Jr.          100,000(1)          18.3%                 $1.875       4/14/07           117,918           298,827
Anne F. Cavanuagh             60,000(2)          11.0%                 $1.875       5/20/07            70,751           179,296
Martha C. Reider              60,000(2)          11.0%                 $1.875       5/20/07            70,751           179,296
James W. Stave                60,000(3)          11.0%                 $1.875       5/20/07            70,751           179,296



(1) Options were granted April 14, 1997 and will become exercisable at a rate of 25% on January 1, 1998 and 25% annually on each January 1 thereafter.

(2) Options were granted on May 20, 1997 and will become exercisable at a rate of 25% on January 1, 1998 and 25% annually on each January 1 thereafter.

(3) Options were granted May 20, 1997 and will become exercisable at a rate of 25% on October 1, 1998 and 25% annually on each October 1 thereafter.




                AGGREGATED OPTION EXERCISES IN FISCAL YEAR 1997
                       AND FISCAL YEAR-END OPTION VALUES
--------------------------------------------------------------------------------

                                                                  Number of Unexercised                   Value of Unexercised
                                                                     Options at Fiscal                     In-the-Money Options
                                Shares                                 Year-End (#)                     at Fiscal Year-End ($) (1)
                             Acquired on        Value            -------------------------------     ------------------------------
 Name                         Exercise         Realized          Exercisable       Unexercisable     Exercisable      Unexercisable
 ----                         --------         --------          -----------       -------------     -----------      -------------
Grover C. Wrenn                  --                --              200,000            50,000             12,500            12,500
Richard C. Birkmeyer             --                --              100,661            50,000            116,862            12,500
Arthur A. Koch, Jr.              --                --               25,000            75,000              9,375            28,125
Anne F. Cavanaugh                --                --               30,362            45,000             37,271            16,875
Martha C. Reider                 --                --               30,362            45,000             37,271            16,875
James W. Stave                   --                --              104,907            45,000            190,833            16,875


(1) Value is calculated based on the difference between the option exercise price and the market price of the Common Stock on December 31, 1997 ($2.25), multiplied by the number of shares to which the option relates.

Executive Employment Agreements

     The Company maintains an employment agreement dated as of December 30, 1996 with Mr. Birkmeyer, which provides for compensation at an annual rate of $164,000 with annual increases of not less than 5% of the then current salary as determined by the Compensation Committee. Additionally, Mr. Birkmeyer is entitled to an annual bonus as determined by the Compensation Committee not to exceed 75% of his then current salary. This agreement also grants Mr. Birkmeyer an option to purchase 100,000 shares of the Company's Common Stock, which option becomes exercisable at a rate of 25% immediately and 25% annually thereafter on the three successive option grant date anniversaries. Such option vests immediately upon a change of control of the Company (as defined in Section 12 of the Company's Amended and Restated 1995 Stock Option Plan). This agreement was for an initial one year term and is automatically extended for subsequent one year terms unless otherwise terminated by Mr. Birkmeyer or the Board by giving not less than 60 days written notice. Mr. Birkmeyer will be entitled to receive salary and benefits then in effect for one year after termination of the agreement by Mr. Birkmeyer for good reason (as defined in the agreement) or by the Company without cause.

Certain Relationships and Related Transactions

     Rodney Hilton was the former President and Chief Executive Officer of Ohmicron Corporation. He resigned from such position effective August 30, 1996 in connection with the merger of Ohmicron Corporation with SDI. During 1997, the Company paid $185,000 to Mr. Hilton in severance payments.

     On May 20, 1997, options to purchase 45,000 shares of Common Stock with exercise prices of $1.875 per share were granted to Messrs. Defieux, Finnigan and Jaeger, each of whom is a director of the Company and a nominee for election at the Meeting, and to Ms. Lamb and Mr. Smith each of whom is a director.

Report Of The Compensation Committee

     The Compensation Committee of the Board of Directors is comprised of three directors. The Compensation Committee determines the compensation for the Chief Executive Officer and reviews the recommendations of the Chief Executive Officer and approves salaries for all other corporate officers, reviews and approves all incentive and special compensation plans and programs, including stock options and related longer term incentive compensation programs, reviews and approves management succession planning, conducts special competitive studies, retains compensation consultants as necessary and appropriate, and recommends appropriate programs and action on any of the above matters to the Board.

Compensation Philosophy

     The Company approaches compensation for all its employees, including senior management, with a consistent philosophy. This philosophy is based on the premise that the achievements of the Company result from the coordinated efforts of all individuals working toward common objectives. The Company strives to achieve those objectives through teamwork that is focused on meeting the expectations of customers and stockholders.

The goals of the compensation program are to align compensation with business objectives and performance, and to enable the Company to attract, retain and reward executive officers whose contributions are critical to the long-term success of the Company. The Company's compensation program for executive officers is based on the same four principles applicable to compensation decisions for all employees of the Company:

     *    The Company pays competitively.

          The Company is committed to maintaining a pay program that helps attract and retain the best people in the industry. To ensure that pay is competitive, the Company regularly compares its pay practices with those of other comparable companies and sets its pay parameters based on this review.

     *    The Company pays for sustained performance.

          Executive officers are rewarded based upon corporate performance, business unit performance and individual performance. Corporate performance and business unit performance are evaluated by reviewing the extent to which strategic and business plan goals are met, including such factors as profitability, performance relative to competitors and timely new product introductions. Individual performance is evaluated by reviewing organizational and management development progress against set objectives and the degree to which teamwork and Company values are fostered.

     *    The Company strives for fairness in the administration of pay.

          The Company strives to compensate a particular individual equitably compared to other executives at similar levels both inside the Company and at comparable companies.

     * The Company strives to provide incentives designed to maximize stockholder value.

     Compensation Vehicles

     The Company uses a total compensation program that consists of cash (salary and bonus) and equity-based compensation. Having a compensation program that allows the Company to attract and retain key employees permits it to provide useful products and services to customers, enhance stockholder value, motivate technological innovation, foster teamwork, and adequately reward employees. The vehicles are:

     Cash-based Compensation

     Salary

     The Company establishes salary ranges for employees by reviewing the aggregate of base salary and annual bonus for competitive positions in the market against that individual's overall performance, which is measured against his or her individual responsibilities and strategic objectives for the year.

     In both setting goals and measuring all executive officers' performance against those goals, the Company takes into account the performance of its competitors and general economic and market conditions. None of the factors included in the Company's strategic and business goals is assigned a specific weight. Instead, the Company recognizes that these factors may change in order to adapt to specific business challenges and to changing economic and marketplace conditions.

     Bonus

     The Company pays bonuses based upon the Company's financial performance and on the Committee's subjective determination of the executive officer's individual performance. For fiscal 1997, the Compensation Committee established corporate performance goals for net sales and profitability. Individual management goals were set for each executive depending on his or her individual responsibilities and strategic objectives for the year.

     Equity-based Compensation

     Stock Incentive Program

     The purpose of this program is to provide additional incentives to senior management to work to maximize stockholder value. The Company also recognizes that a stock incentive program is a necessary element of a competitive compensation package for its senior managers. The program utilizes vesting periods to encourage such employees to continue in the employ of the Company and thereby acts as a retention device for its senior managers. The Company believes that the program encourages senior managers to maintain a long-term perspective. In determining the size of an option award for an executive officer, the Compensation Committee reviews such individual's performance against the criteria described above and considers the number of outstanding unvested options which the officer holds and the size of previous option awards to that individual. The Compensation Committee does not assign specific weights to these items.

     Corporate Tax Deduction on Compensation in Excess of $1 Million a Year

     Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to the Company's Chief Executive Officer or any of the four other most highly compensated executive officers. Certain performance-based compensation, however, is specifically exempt from the deduction limit. The Company's current policy is to structure the performance-based portion of compensation of its executive officers in a manner that complies with this provision.

     Chief Executive Officer Compensation

     Richard C. Birkmeyer has been President and Chief Executive Officer of the Company since December 30, 1996. The Compensation Committee used the same compensation policy described above for all employees to determine Mr. Birkmeyer's fiscal 1997 compensation.

     In setting both the cash-based and equity-based elements of Mr. Birkmeyer' s compensation, the Compensation Committee made an overall assessment of Mr. Birkmeyer's leadership in achieving the Company's long-term strategic and business goals. The Compensation Committee assessed the importance of Mr. Birkmeyer to the continued growth and development of the Company, his increased responsibility as a result of several recent acquisitions, his expertise in the industry, his management skills and ability to implement the Company's strategic plans, his efforts to assemble a highly qualified executive management team for the Company and the achievement of various strategic milestones. The Compensation Committee does not assign specific weights to these categories.

     Base Salary

     Mr. Birkmeyer's base salary for 1997 pursuant to his employment agreement dated December 30, 1996 was $164,000, which reflects a consideration of competitive forces. Pursuant to such agreement, Mr. Birkmeyer is entitled to annual increases of not less than 5% of his then current salary as determined by the Committee. Based on its evaluation of the factors listed above, The Compensation Committee increased Mr. Birkmeyer's base salary by 10% to $180,000 for fiscal year 1998.

     Bonus

     Pursuant to his employment agreement, Mr. Birkmeyer is entitled to an annual bonus as determined by the Committee, not to exceed 75% of his then current salary.

     Based on its evaluation of the factors listed above, the Compensation Committee granted Mr. Birkmeyer a cash-bonus for 1997 equal to $61,500.

     Stock Options

     The Company follows the same policy described above for other executive officers, to determine Mr. Birkmeyer's stock incentive awards. Stock options are granted to encourage and facilitate stock ownership by the executive officers and thus strengthen both their personal commitment to the Company and a longer term perspective in their managerial responsibilities. This component of an executive officer's compensation directly links the officers' interest with those of the Company's other stockholders.

     In light of his existing stock holdings and stock options, no additional options were granted to Mr. Birkmeyer during 1997.

                                   COMPENSATION COMMITTEE

                                   Richard J. Defieux
                                   Robert E. Finnigan
                                   Grover C. Wrenn

                                 OTHER MATTERS

Independent Auditors

     The accounting firm of Arthur Andersen LLP has served as the Company's independent auditors since January 1997. A representative of Arthur Andersen LLP will be present at the Meeting, will be given the opportunity to make a statement if he or she desires and will be available to respond to appropriate questions. KPMG Peat Marwick LLP was EnSys' principal accounting firm and was dismissed by the Board in January 1997 and replaced by Arthur Andersen LLP, which was SDI's principal accounting firm. KPMG Peat Marwick LLP's reports on the financial statements of EnSys for the past two years contained no adverse opinion or disclaimer of opinion nor were such reports qualified or modified as to uncertainty, audit scope, or accounting principles. Furthermore, during the past two years, there were no disagreements with KPMG Peat Marwick LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. A representative of KPMG Peat Marwick LLP will not be present at the Meeting.

Stockholder Proposals

     The proxy rules of the SEC permit stockholders, after timely notice to issuers, to present proposals for stockholder action in issuer proxy statements where such proposals are consistent with applicable law, pertain to matters appropriate for stockholder action and are not properly omitted by issuer action in accordance with the proxy rules. Under applicable SEC rules, such proposals must be received by the Company no later than December 1, 1998 to be considered for inclusion in the Company's proxy materials relating to the 1999 Annual Meeting.

General

     The Board knows of no matter other than the foregoing to be brought before the Meeting. However, the enclosed proxy gives discretionary authority in the event any additional matters should be properly presented.

     The Company's 1997 Annual Report, including financial statements for the fiscal year ended December 31, 1997, accompanies this Proxy Statement. The Company will provide free of charge to any stockholder from whom a proxy is solicited pursuant to this Proxy Statement, upon written request from such stockholder, a copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 which was filed with the SEC. Requests for such report should be directed to Strategic Diagnostics Inc., 111 Pencader Drive, Newark, Delaware 19702, Attention: Arthur A. Koch, Jr. Vice President and Chief Financial Officer.

     The accompanying proxy is solicited by and on behalf of the Board, whose notice of meeting is attached to this Proxy Statement. The entire cost of such solicitation will be borne by the Company. In addition to the use of the mails, proxies may be solicited by personal interview, telephone or telegram by directors, officers and other employees of the Company who will not be specially compensated for these services. Additionally, the Company will request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held of record by such brokers, nominees, custodians and other fiduciaries. The Company will reimburse such persons for their reasonable expenses in connection therewith.

     Certain information contained in this Proxy Statement relating to the occupation and security holdings of the directors and officers of the Company is based upon information received from the individual directors and officers.

PLEASE DATE, SIGN AND RETURN THE PROXY CARD AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED RETURN ENVELOPE.

                                                   STRATEGIC DIAGNOSTICS INC.
                                                   Newark, Delaware
                                                   March 31, 1998

STRATEGIC DIAGNOSTICS INC.
111 Pencader Drive
Newark, Delaware 19702

                 Annual Meeting of Stockholders - April 28, 1998

Proxy Solicited on Behalf of the Board of Directors

The undersigned, revoking all prior proxies, hereby appoints Kathleen E. Lamb and Richard C. Birkmeyer as Proxies, with full power of substitution to each, to vote for and on behalf of the undersigned at the 1997 Annual Meeting of Stockholders of STRATEGIC DIAGNOSTICS INC. to be held at the Christiana Hilton, 100 Continental Drive, Newark, Delaware 19713, on Tuesday, April 28, 1997, at 10:00 a.m. local time, and at any adjournment or adjournments thereof. The undersigned hereby directs the said proxies to vote in accordance with their judgment on any matters which may properly come before the Annual Meeting, all as written in the Notice of Annual Meeting, receipt of which is hereby acknowledged, and to act on the following matters set forth in such notice as specified by the undersigned.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" PROPOSAL 1.

PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Please sign exactly as your name(s) appear(s) on the books of the Company. Joint owners should each sign personally. Trustees, custodians, and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If the stockholder is a corporation, the signature should be that of an authorized officer who should indicate his or her title.

HAS YOUR ADDRESS CHANGED?                             DO YOU HAVE ANY COMMENTS?


X    PLEASE MARK VOTES AS IN THIS EXAMPLE
     STRATEGIC DIAGNOSTICS INC.

                        1.  Election of Class II Directors
                                                         With-    For All
                                                For      held     Except
                        Richard J. Defieux      [ ]       [ ]      [ ]
                        Robert E. Finnigan
                        Stephen O. Jaeger

NOTE: If you do not wish your shares voted "For" a particular nominee, mark the "For All Except" box and strike a line through the nominee's (s') name(s). Your shares will be voted for the remaining nominee(s). RECORD DATE SHARES:

In their discretion, the proxies are authorized to vote upon any other business that may properly come before the meeting or at any adjournment thereof.


Date
Please be sure to sign and date this Proxy.    ________



__________________________________ Mark box at right if an address change or comment Stockholder sign here Co-owner sign here has been noted on the reverse side of this card.

--------------------------------------------------------------------------------
DETACH CARD                                                        DETACH CARD

STRATEGIC DIAGNOSTICS INC.
Dear Stockholder,
Please take note of the important information regarding the Company's management and financial results enclosed with this Proxy Ballot. Your vote on the election of the Company's directors counts and you are strongly encouraged to exercise your right to vote your shares. Please mark the boxes on this proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope. Your vote must be received prior to the Annual Meeting of Stockholders on April 28, 1998. Thank you in advance for your prompt consideration of these matters. Sincerely,

Strategic Diagnostics Inc.